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                                                                 Exhibit 1.1



     The Registrant may enter into a Selling Agent Agreement substantially in the form of the following exhibit relating to the offer and sale of certain debt securities to be issued by the registrant from time to time pursuant to its Registration Statement No. 333-96635, filed with the Commission on July 17, 2002. This Report is incorporated by reference in such Registration Statement.








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                           SELLING AGENT AGREEMENT

                                by and among

                       ANHEUSER-BUSCH COMPANIES, INC.

                                   and the

                             Agents named herein





                             [___________], 2002






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[__________], 2002


To the Agents listed on
the signature page hereto.

     ANHEUSER-BUSCH COMPANIES, INC., a Delaware corporation (the "Company"), proposes to issue and sell up to $_____________ aggregate principal amount of its Anheuser-Busch Companies, Inc. InterNotes(SM)(or the equivalent thereof in other currencies including composite currencies) due nine months or more from date of issue (the "Notes"). The Notes are to be issued under an Indenture dated as of July 1, 2001 (the "Indenture") between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) (the "Trustee") and will be issued in such currencies and in such denominations thereof and will bear interest at such rates to be provided in a supplement to the Prospectus referred to below.

     Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints Incapital LLC as purchasing agent (the "Purchasing Agent"), (2) appoints each of you as agent of the Company ("Agent"), on a non-exclusive basis, for the purpose of soliciting offers to purchase the Notes and each of you hereby agrees to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with the Purchasing Agent, and (3) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section 5 hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the "Selected Dealers"), each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially identical hereto with other agents.

     1.   REGISTRATION STATEMENT.

     The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-96635), relating to its debt securities, including the Notes, and the offering thereof from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement, including the prospectus constituting a part thereof and the exhibits thereto, as amended at the date of the sale of any Notes, is hereinafter referred to as the "Registration Statement." The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company proposes to file with the SEC from time to time, pursuant to Rule 424(b) under the 1933 Act, supplements to the prospectus relating to the Notes included in the Registration Statement, which will describe certain terms of the Notes. Such prospectus in the form in which it appears in the Registration Statement is called the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements specifically relating to any Notes sold pursuant to this Agreement (the "Prospectus Supplement"), as filed with the SEC pursuant to Rule 424 under the 1933 Act. Any reference herein to the Registration Statement, Basic Prospectus and Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     2.   CONDITIONS TO AGENTS' OBLIGATIONS

     The Agents' obligations hereunder are subject to the following conditions:

          (a) On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents:

               (i) an opinion of the General Counsel or Associate General Counsel of the Company, substantially in the form heretofore delivered to each of you; and


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               (ii)  an opinion of Bryan Cave LLP or other counsel to the
          Company, substantially in the form heretofore delivered to each of you.

          (b) On the date hereof, the Agents shall have received a certificate of the Company, signed by the Chairman of the Board, the President, the Treasurer, any Assistant Treasurer, or any Vice President, dated as of the date hereof, to the effect that, to the best of the knowledge of the signer of such certificate (i) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, there has been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, as amended or supplemented, (ii) the other representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC.

          (c) On the date hereof, the Agents shall have received a letter from the Company's independent public accountants, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents, confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the regulations promulgated thereunder (the "1933 Act Regulations"), and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (d) On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

         The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC and (ii) there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement or the Prospectus, as supplemented or amended, each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date (as defined herein). Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in clauses (a), (b) and (c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

     3.   COVENANTS OF THE COMPANY.

     In further consideration of your agreements herein contained, the Company covenants as follows:

          (a) The Company will notify the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any amendment or supplement to the Basic Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Basic Prospectus, (iii) any request by the SEC for any amendment or supplement to the Basic Prospectus or for



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additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Basic Prospectus), and (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) The Company will give the Agents notice of its intention to file or prepare any amendment to the Registration Statement or any Prospectus Supplement relating to the Notes (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act) and, upon request, will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Agents or your counsel reasonably object; provided, however, that (1) the foregoing requirement shall not apply (i) to any of the Company's periodic filings with the SEC required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, copies of which filings the Company will cause to be delivered to you promptly after being filed with the SEC, or (ii) to any supplements which relate to securities offered pursuant to arrangements with other purchasers or agents, and which do not relate to the Notes being offered by you and (2) in the case of a supplement which relates to the Notes being offered by some, but not all, of the Agents, the Company shall not be required to provide a copy to the other Agents. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with the SEC pursuant to Rule 424(b).

          (c) The Company will deliver to the Agents without charge a copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus). The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act.

          (d) The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in substantially the form attached as Exhibit D
(a "Pricing Supplement") and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used.

          (e) Except as otherwise provided in subsection (i) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (f) The Company will make generally available to its security holders and to the Agents as soon as practicable an earnings statement (in form complying with the provisions of Section 11(a) and of Rule


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158 under the 1933 Act) covering a twelve-month period beginning after the date of the sale of any of the Notes hereunder.

          (g) The Company will endeavor to qualify the Notes for offering and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States as the Agents may reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (i) The Company shall not be required to comply with the provisions of subsection (e) of this Section or the provisions of Sections 7(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

          (j) If, at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any event occurs or condition exists as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Basic Prospectus, as then amended or supplemented, to comply with the 1933 Act, the Company promptly will notify you to suspend solicitation of offers to purchase Notes and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented; and in such circumstance, the Company shall amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, the Company will so advise you promptly by telephone (with confirmation in writing) and will prepare and cause to be filed promptly with the SEC an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, which will include a description of such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each of you in such quantities as each of you may reasonably request; and, if such amendment or supplement and any documents, certificates and opinions furnished to each of you pursuant to paragraphs
(b), (c) and (d) of Section 7 below in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to each of you, upon the filing of such amendment or supplement with the SEC or effectiveness of an amendment to the Registration Statement you will resume the solicitation of offers to purchase the Notes hereunder. Notwithstanding the foregoing, the provisions of this Section may be modified by the parties in any Terms Agreement or schedule thereto.

     4.   SOLICITATION OF OFFERS FOR NOTES.

          (a) The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation the Agents will use the Prospectus as then amended or supplemented, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction, and each of the Agents hereby represents and agrees that it will not make any representations or use any information other than that set forth in the Prospectus as then amended or


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supplemented or solicit any offer to purchase the Notes other than by means of the Prospectus as then amended or supplemented. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

         Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the "Concession"). The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

         Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

          (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

     5.   TERMS AGREEMENT.

     Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement (a "Terms Agreement") to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal (which may be substantially in the form of Exhibit C attached hereto or which may be an oral agreement confirmed by an exchange of a standard form of a written confirmation between an Agent and the Company). A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement (whether pursuant to a Terms Agreement substantially in the form of Exhibit C attached hereto or a written confirmation as described above) shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide


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for a Survivor's Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Any sales in connection with fixed price offerings shall be at a discount which shall not exceed the amount set forth in the Prospectus, as amended or supplemented, in connection with the sale of such Notes.

     6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (if such amendment or supplement applies to the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

               (a) The Company meets the requirements for use of Form S-3 under the 1933 Act, and has filed with the SEC the Registration Statement. The Indenture has been qualified under the Trust Indenture Act and the Company has duly authorized the issuance of the Notes. The Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material aspects with said Rule.

               (b) (i) Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied, or will comply, when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the SEC pursuant to the 1933 Act relating to the Notes, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations thereunder and (iv) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this Section 6(b) do not apply to statements or omissions in the Registration Statement or the Prospectus which are based upon information furnished to the Company in writing by you expressly for use therein or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee.

     7.   AFFIRMATION OF REPRESENTATIONS; AMENDMENTS TO REGISTRATION STATEMENT.

          (a) Each acceptance by the Company of an offer for the purchase of Notes and each sale of Notes to any of you pursuant to a Terms Agreement shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to any of you pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent, or to each of you, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Basic Prospectus as amended and supplemented to each such time).


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          (b)  Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturities offered on the Notes, for a change deemed immaterial in your reasonable opinion or for the terms of securities not being offered by you), or if so indicated in the applicable Terms Agreement, each time the Company sells Notes to any of you pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to the applicable Agent a certificate of the Company signed by the Chairman of the Board, the President, the Treasurer, any Assistant Treasurer or any Vice President, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in form reasonably satisfactory to the applicable Agent, to the effect that the statements of the Company contained in the certificate referred to in Section 2(b) which was last furnished to such Agent (either pursuant to Section 2(b) or pursuant to this Section 7(b)), are true and correct as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 2(b) relating to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c) Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturities offered on the Notes, for a change deemed immaterial in your reasonable opinion or for the terms of securities not being offered by you), if in your reasonable judgment the information contained in the amendment or supplement is of such a nature that opinions of counsel should be furnished, or if so indicated in the applicable Terms Agreement, each time the Company sells Notes to any of you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the applicable Agent a written opinion of counsel for the Company. Any such opinion shall be dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in a form satisfactory to such Agent and shall be of the same tenor as the opinion referred to in Section 2(a) but modified to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of any opinion, counsel last furnishing such an opinion to such Agent may furnish to such Agent a letter to the effect as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d) Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturities offered on the Notes, for a change deemed immaterial in your reasonable opinion or for the terms of securities not being offered by you), or to set forth amended or supplemental financial information which is included or incorporated by reference in the Registration Statement or the Basic Prospectus, or if so indicated in the applicable Terms Agreement, each time the Company sells Notes to you pursuant to a Terms Agreement, the Company shall cause its independent public accountants forthwith to furnish you with a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in a form reasonably satisfactory to you, of the same tenor as the letter referred to in Section 2(c) but modified to relate to the Registration Statement and the Basic Prospectus as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Basic Prospectus as amended or supplemented, provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat statements concerning such financial information or other matters made in the letter referred to in Section 2(c) hereof which was last furnished to the Agent.


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     8.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls any of you within the meaning of either Section 15 of the Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages or liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or the Prospectus (if used within the period set forth in [paragraph (c) of Section 3] hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by any such untrue statement or alleged untrue statement or omission or alleged omission made therein based upon information furnished in writing to the Company by any of you specifically for use in connection with the preparation thereof or made therein in the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee.

          (b) Each Agent agrees severally to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each of you, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement or the Prospectus.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     9.   TERMINATION.

     The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer specified by the Company. The Company shall promptly notify the other parties in writing of any such termination.

     The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition of the Company and its subsidiaries considered as one enterprise, or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis, financial or otherwise, the effect of which is such as to make it, in the sole judgment of the Purchasing Agent or such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or (iv) if, since the date of such agreement, a banking moratorium shall have been declared by either Federal or New York authorities.

     Any Terms Agreement shall be subject to termination on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

     If this Agreement is terminated, Section 3(c) and (e), Section 8 and
Section 10(c) hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section 3,
Section 4(b) and Section 5 shall also survive until time of delivery.

     10.  MISCELLANEOUS.

          (a) All communications hereunder will be in writing and effective only on receipt, and if sent to any of you, will be mailed, delivered, sent via facsimile to the addresses and facsimile numbers set forth on Annex A hereto, or if sent to the Company, will be mailed, delivered, sent via facsimile transmission (314-765-9005) to it at One Busch Place, St. Louis, Missouri 63118, Attention: Vice President and Treasurer; with copies to the Vice President and Secretary and to the Vice President and General Counsel at the same address. Such addresses for notices may be changed by any party by written notice to the others as aforesaid.

          (b) This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

          (c) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

          (d) If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

          (e) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's accountants and of the Trustee and its counsel, (iv) the reasonable fees and disbursements of counsel for the Agents in connection with the preparation of this Agreement and the prospectus supplement relating to the Notes, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements to counsel in connection therewith, (vi) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments or supplements thereto, (vii) the printing and delivery to you of copies of the Indenture, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) any advertising expenses incurred with the approval of the Company, and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

          (f) This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                                   Very truly yours,


                                   ANHEUSER-BUSCH COMPANIES, INC.


                                   By:
                                       ----------------------
                                       Name:
                                       Title:

Confirmed and accepted
as of the date first above written:

BANC OF AMERICA SECURITIES LLC


By:
    -----------------------
    Name:
    Title:


INCAPITAL LLC


By:
    -----------------------
    Name:
    Title:

ANNEX A


                          AGENT CONTACT INFORMATION
                          -------------------------


Banc of America Securities LLC
Bank of America Corporate Center
NC 1007-06-07
100 North Tryon Street
Charlotte, North Carolina 28255-0065
Attention: Lynn T. McConnell
Fax: (704) 386-6616

Incapital LLC
One North LaSalle Street
Suite 3500
Chicago, Illinois  60602
Fax: (312) 379-3701

                                  EXHIBIT A

                            DEALER AGENT PROGRAM
                            --------------------

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

                                  EXHIBIT B



                          ADMINISTRATIVE PROCEDURES

                                  EXHIBIT C

                               TERMS AGREEMENT

                                                                      , 2002
                                                             ---------
Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118

Attention:
           ------------------------------

The undersigned agrees to purchase the following aggregate principal amount of Anheuser-Busch Companies, Inc. InterNotes: $____________

The terms of such Notes shall be as follows:

     --------------------------------------------------------------------------------------------------
     CUSIP Number:
     --------------------------------------------------------------------------------------------------
     Interest Rate:                                                            %
     --------------------------------------------------------------------------------------------------
     Maturity Date:
     --------------------------------------------------------------------------------------------------
     Price to Public:
     --------------------------------------------------------------------------------------------------
     Agent's Concession:                                                       %
     --------------------------------------------------------------------------------------------------
     Net Proceeds to Issuer:
     --------------------------------------------------------------------------------------------------
     Settlement Date, Time and Place:
     --------------------------------------------------------------------------------------------------
     Survivor's Option:
     --------------------------------------------------------------------------------------------------
     Interest Payment Frequency:
     --------------------------------------------------------------------------------------------------
     Optional Redemption/Repayment, if any:
     --------------------------------------------------------------------------------------------------
     Initial Redemption/Repayment Date[s]:
     --------------------------------------------------------------------------------------------------
     Redemption/Repayment Price:                         Initially    % of Principal Amount and
                                                                   ---
                                                         declining by    % of the Principal Amount on
                                                                      ---
                                                         each anniversary of the Initial
                                                         Redemption/Repayment Date until the
                                                         Redemption/Repayment Price is 100% of the
                                                         Principal Amount.
     --------------------------------------------------------------------------------------------------

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

                                                    INCAPITAL LLC


                                                    By:
                                                           ------------------
                                                    Title:
                                                           ------------------

ACCEPTED

ANHEUSER-BUSCH COMPANIES, INC.

By:

Title:

                                  Exhibit D
                         Form of Pricing Supplement
                         --------------------------